Exhibit J (i)

                               Consent of Auditors

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post-Effective Amendment No. 46 to the Registration Statement on Form N-1A of Commonwealth Australia/New Zealand Fund, Commonwealth Japan Fund, Commonwealth Global Fund and Commonwealth Real Estate Securities Fund, each a series of shares of beneficial interest of Commonwealth International Series Trust, of our report dated December 7, 2005 on the financial statements and financial highlights included in the October 31, 2005 Annual Report to the Shareholders of the above referenced fund.

We further consent to the references to our firm under the heading "Financial Highlights Information " in the Prospectus and in the Statement of Additional Information.

                                           BRIGGS, BUNTING & DOUGHERTY, LLP

Philadelphia, Pennsylvania
February  24, 2006